SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 19, 2000

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting the opening of three value-priced LasikPlus centers in the Greater Philadelphia/Wilmington suburban area.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated September 19, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: September 22, 2000	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contacts:	Alan H. Buckey, CFO LCA-Vision Inc. (513) 792-9292	The Dilenschneider Group Joel Pomerantz (Media) (212) 922-0900

Lippert / Heilshorn & Associates, Inc. Bruce Voss (IR) Zachary Bryant (IR) (310) 575-4848

LCA-VISION TO OPEN THREE LASIKPLUS CENTERS IN

HEAVILY-POPULATED GREATER PHILADELPHIA/WILMINGTON AREA

SUBURBAN LOCATIONS TARGETED TO ADDRESS

STRONG PATIENT DEMAND FOR PROCEDURE

CINCINNATI, September 19, 2000 -- Maintaining its accelerated third-quarter rollout pace, LCA-Vision Inc. (NASDAQ NM:LCAV) said today it will open three value-priced LasikPlus centers during the next two weeks in the Greater Philadelphia/Wilmington suburban area to serve a metropolitan population of over 5.5 million. LCA-Vision is one of the health care sector's leading providers of laser vision correction, now the nation's fastest-growing elective surgical procedure.

The new facilities are located in King of Prussia, just west of Philadelphia; Mount Laurel, New Jersey, across the Delaware River from Philadelphia; and Chadds Ford, between Philadelphia and Wilmington, Delaware.

Commenting on the openings, LCA-Vision Chairman and CEO Stephen Joffe said: "Based on our extensive research of the Greater Philadelphia market, we see a relatively underserved region that's ideally suited to a value-priced provider like LasikPlus. With patient acceptance of laser vision correction growing at a dramatic rate, opening multiple centers in the Philadelphia market will allow LCA-Vision to cost-effectively leverage marketing expenses by promoting the three new centers with a single campaign.

"We believe our carefully-targeted locations in upscale suburban communities will enable us to attract patients from the entire region, allowing us to quickly capture a major share of this large and important market."

LCA-Vision has opened nine new LasikPlus centers year-to-date. By the fourth quarter, the company will own and operate 33 facilities in the U.S. plus two in Canada and one in Europe.

In addition to its U.S., Canadian and European centers, LCA-Vision is currently licensing its business model to Japan's Rei Corporation, which has already opened the first LasikPlus center in Tokyo.

LCA-Vision also manages The National LASIK Network provider group for individuals covered by Cole Managed Vision, a leading provider of vision care benefits. Cole Managed Vision, a unit of Cole National Corporation (NYSE:CNJ), develops, markets, and administers group vision benefit programs for employers, health plans, trust funds, and associations nationwide covering more than 50 million lives. Cole National, including its Pearle franchisees, has more than 2,000 optical locations in the United States, Canada, Puerto Rico, and the Virgin Islands.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.